Exhibit 99.1

Innovative Industrial Properties Reports First Quarter 2018 Results

SAN DIEGO, CA – May 9, 2018 – Innovative Industrial Properties, Inc. (NYSE: IIPR) (the "Company") announced today results for the quarter ended March 31, 2018, the fifth full quarter since the Company commenced real estate operations and completed its initial public offering in December 2016.

First Quarter 2018 Highlights

Financial Results and Financing Activity

•	The Company generated rental revenues of approximately $2.7 million in the quarter.
•	The Company recorded net income of approximately $607,000 for the quarter, or $0.09 per diluted share, and adjusted funds from operations ("AFFO") of approximately $1.4 million, or $0.23 per diluted share.
•	The Company paid its fourth consecutive quarterly dividend of $0.25 per common share on April 16, 2018 to stockholders of record as of March 29, 2018.
•	The Company completed an underwritten public offering of 3,220,000 shares of common stock, including the exercise in full of the underwriters' option to purchase an additional 420,000 shares, resulting in net proceeds of approximately $79.3 million.

Acquisition Activity

•	Subsequent to the end of the quarter, the Company acquired an 89,000 square foot medical-use cannabis cultivation and processing facility in a sale-leaseback transaction with a subsidiary of Vireo Health, Inc. ("Vireo") in Pennsylvania for an aggregate consideration of $8.6 million (excluding transaction costs), which includes an approximately $2.8 million tenant improvement allowance available for additional improvements at the property.

Portfolio Update, Acquisition Activity and Pipeline

Portfolio Update

As of May 9, 2018, the Company owned six properties located in Arizona, Maryland, Minnesota, New York and Pennsylvania, totaling approximately 706,000 rentable square feet, which were 100% leased with a weighted-average remaining lease term of approximately 14.4 years. As of May 9, 2018, the Company had invested approximately $75.4 million in the aggregate (excluding transaction costs) and had committed an additional approximately $6.5 million to reimburse certain tenants for tenant improvements at the Company's properties. The Company's average current yield on invested capital is approximately 15.7% for these six properties, calculated as the sum of the current base rents, supplemental rent (with respect to the lease with PharmaCann LLC at one of the Company's New York properties) and property management fees, divided by the Company's aggregate investment in these properties (excluding transaction costs and including aggregate potential tenant reimbursements of approximately $6.5 million).

Acquisition Activity

Subsequent to the end of the quarter, on April 6, 2018, the Company acquired a property in Pennsylvania for approximately $5.8 million (excluding transaction costs) in a sale-leaseback transaction, comprising approximately 89,000 square feet of industrial space. Upon the closing, the Company entered into a triple-net lease for the entire property with a subsidiary of Vireo to operate a medical-use cannabis cultivation and processing facility. The tenant is responsible for paying all structural repairs, maintenance expenses, insurance and taxes related to the property, and the lease provides that the Company will fund up to approximately $2.8 million as reimbursement for future tenant improvements at the property. The initial annual base rent for the property is equal to 15% of the sum of the purchase price and the tenant improvement allowance made available for the property, and subject to annual increases at a rate of 3.5%.

1

Pipeline

As of May 9, 2018, the Company had executed an agreement to purchase one property for a total investment of $3 million. In addition, the Company executed three non-binding letters of intent for three properties representing a total expected additional investment by the Company of approximately $38 million, with the final investment determined based on the Company's review and approval of future tenant improvements at each property.

As of May 9, 2018, the Company had identified and was in various stages of reviewing approximately $100 million of additional potential properties for acquisition, which amount is estimated based on sellers' asking prices for the properties, ongoing negotiations with sellers, the Company's assessment of the values of such properties after taking into account the current and expected lease revenue, operating history, age and condition of the property, and other relevant factors. The transaction for which the Company has an executed agreement is subject to the Company's continuing diligence and customary closing conditions, and the Company cannot provide assurances that it will complete the purchase of this property or the other properties in the Company's pipeline on the terms described herein, or at all.

Financing Activity

On January 22, 2018, the Company completed an underwritten public offering of 3,220,000 shares of common stock, including the exercise in full of the underwriters' option to purchase an additional 420,000 shares, resulting in net proceeds of approximately $79.3 million, after deducting the underwriters' discounts and commissions and offering expenses. The Company expects to use the net proceeds to invest in specialized industrial real estate assets that support the regulated medical-use cannabis cultivation and processing industry and for general corporate purposes.

Financial Results

The Company generated rental revenues of approximately $2.7 million for the three months ended March 31, 2018. The Company began real estate operations after closing its initial public offering and purchasing the Company's initial property in December 2016.

For the three months ended March 31, 2018, the Company recorded net income and net income per diluted share of approximately $607,000 and $0.09, respectively. For the first quarter 2018, funds from operations ("FFO") and FFO per diluted share were approximately $1.1 million and $0.18, respectively; and AFFO and AFFO per diluted share were approximately $1.4 million and $0.23, respectively.

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net loss available to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will not be conducting a conference call to discuss its first quarter 2018 earnings results, but does expect to conduct a conference call for second quarter 2018 earnings results.

2

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated medical-use cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a real estate investment trust, commencing with the year ended December 31, 2017. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as the Company “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

3

Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

Assets	March 31, 2018	December 31, 2017
Real estate, at cost:
Land	$11,514	$11,514
Buildings and improvements	51,315	51,315
Tenant improvements	5,901	5,901
Total real estate, at cost	68,730	68,730
Less accumulated depreciation	(1,418)	(942)
Net real estate held for investment	67,312	67,788
Cash and cash equivalents	42,076	11,758
Short-term investments	48,856	—
Prepaid insurance and other assets, net	654	482
Total assets	$158,898	$80,028
Liabilities and stockholders' equity
Accounts payable and accrued expenses	$551	$1,082
Dividends payable	2,034	1,198
Offering cost liability	—	41
Rents received in advance and tenant security deposits	4,599	4,158
Total liabilities	7,184	6,479
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, $15,000 liquidation preference ($25.00 per share), 600,000 shares issued and outstanding at March 31, 2018 and December 31, 2017	14,009	14,009
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 6,782,079 and 3,501,147 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	7	4
Additional paid-in capital	141,217	64,000
Accumulated deficit	(3,519)	(4,464)
Total stockholders' equity	151,714	73,549
Total liabilities and stockholders' equity	$158,898	$80,028

4

Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF OPERATIONS

for the Three Months Ended March 31, 2018 and 2017

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2018	2017
Revenues:
Rental	$2,677	$1,290
Tenant reimbursements	87	—
Total revenues	2,764	1,290
Expenses:
Property expenses	87	—
General and administrative expense	1,477	1,755
Depreciation expense	476	161
Total expenses	2,040	1,916
Income / (loss) from operations	724	(626)
Interest income	221	35
Net income / (loss)	945	(591)
Preferred stock dividend	(338)	—
Net income / (loss) attributable to common stockholders	$607	$(591)
Net income / (loss) attributable to common stockholders per share:
Basic	$0.10	$(0.18)
Diluted	$0.09	$(0.18)
Weighted average shares outstanding:
Basic	5,883,610	3,350,000
Diluted	6,025,067	3,350,000
Dividends declared per common share	$0.25	$—

5

Innovative Industrial Properties, Inc.

Condensed Consolidated FFO AND AFFO

for the Three Months Ended March 31, 2018 and 2017

(Unaudited)

(In thousands, except share and per share amounts)

The table below is a reconciliation of net income / (loss) to FFO and AFFO for the three months ended March 31, 2018 and 2017.

	For the Three Months Ended March 31,
	2018	2017
Net income / (loss) attributable to common stockholders	$607	$(591)
Real estate depreciation	476	161
FFO available to common stockholders	$1,083	$(430)
Stock-based compensation	330	770
AFFO available to common stockholders	$1,413	$340
FFO per share — basic and diluted	$0.18	$(0.13)
AFFO per share — basic	$0.24	$0.10
AFFO per share — diluted	$0.23	$0.10
Weighted average shares outstanding — basic	5,883,610	3,350,000
Weighted average shares outstanding — diluted	6,025,067	3,504,921

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (loss), computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains (or losses) from sales of property, plus depreciation and amortization related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.”

Management believes that net income (loss), as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of the Company's properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. The Company reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. The Company calculates AFFO by adding to FFO certain non-cash and non-recurring expenses, consisting of non-cash stock-based compensation expense.

6

The Company's computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO and AFFO do not represent cash flow available for management's discretionary use. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including the Company's ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net income (loss) computed in accordance with GAAP as measures of the Company's operations.

Company Contact:

Catherine Hastings

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332

7